Exhibit 99.1

Citius Announces $6 Million Registered Direct Offering Priced At-the-Market

Cranford, NJ, December 18, 2017 – Citius Pharmaceuticals Inc. (Nasdaq: CTXR), a specialty pharmaceutical company focused on adjunctive cancer care and critical care drug products, today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase of 1,280,360 shares of its common stock, at a purchase price per share of $4.6925, for gross proceeds of approximately $6 million, in a registered direct offering priced at-the-market. Additionally, Citius has also agreed to issue to the investors unregistered warrants to purchase up to 640,180 shares of common stock. The closing of the offering is expected to take place on or about December 19, 2017, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent in connection with the offering.

The warrants have an exercise price of $4.63 per share, will be immediately exercisable, and will expire five and a half years from the issue date.

Citius intends to use the net proceeds from the offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses and general and administrative expenses.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) are being offered pursuant to a “shelf” registration statement (File 333-221492) filed with the Securities and Exchange Commission (SEC) and declared effective on December 15, 2017. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

A prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 4th Floor, New York, NY 10022, by emailing placements@hcwco.com or by calling 646-975-6996.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products, with a focus on anti-infectives, cancer care and unique prescription products that use innovative, patented or proprietary formulations of previously-approved active pharmaceutical ingredients. We seek to achieve leading market positions by providing therapeutic products that address unmet medical needs; by using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development and regulatory requirements. Citius develops products that have intellectual property protection and competitive advantages to existing therapeutic approaches. For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

Factors that could cause actual results to differ materially from those currently anticipated are: risks related to market conditions, the completion of the common stock and warrant financing, including the satisfaction of the closing conditions, and the use of anticipated proceeds; risks associated with conducting clinical trials and drug development; the estimated markets for our product candidates and the acceptance thereof by any market; risks related to our growth strategy; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Andrew Scott

Vice President, Corporate Development

(O) 908-967-6676

ascott@citiuspharma.com